Exhibit 10.13

Power of Attorney

Client: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Trustee: Top Wealth Group (International) Limited

Matter: Exclusive direct sales and distribution of caviar in Hong Kong and Macau.

Authorization scope: The trustee is exclusively granted the right to trade the caviar produced by Party A in Hong Kong and Macau. This includes the authority to engage in business activities such as investment promotion and market development in Hong Kong and Macau, including but not limited to direct sales, independent confirmation and authorization of distribution agents in Hong Kong and Macau, the establishment of direct sales contracts and distribution agency contracts, product import and export, and payment of goods.

The effective period of this authorization is from 30th April, 2022 to 30th April 2032.

Client: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

/s/ Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Trustee: Fuyuan Group (International) Limited.

/s/ Top Wealth Group (International) Limited

30th April 2022